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                                                                 EXHIBIT 10(z)-1


                     AMENDED AND RESTATED ENERGYSOUTH, INC.

                    NON-EMPLOYEE DIRECTORS DEFERRED FEE PLAN

                 (Amended and restated effective July 28, 2000)


                       1. History and Purpose of the Plan

         The Amended Mobile Gas Service Corporation Non-Employee Directors Deferred Fee Plan ("Plan") was adopted as of May 19, 1995 by the Board of Directors of Mobile Gas Service Corporation ("Mobile Gas"), incorporating amendments to the Plan as it was originally adopted on January 27, 1995. The Plan was adopted to provide a method for attracting and retaining qualified non-employee directors of Mobile Gas, and to encourage them to devote their best efforts to the business of Mobile Gas thereby advancing the interests of Mobile Gas and its stockholders. In connection with the reorganization of Mobile Gas and its subsidiaries into a holding company structure in which Mobile Gas became a wholly-owned subsidiary of EnergySouth, Inc. (the "Company"), Mobile Gas and the Company entered into an Amendment and Agreement of Assignment and Assumption effective as of February 7, 1998, pursuant to which the Plan thereafter utilized Company common stock instead of Mobile Gas common stock and the Company assumed the rights and obligations of Mobile Gas under the Plan. As of July 28, 2000, the Plan was further amended and restated in its entirety as set forth herein.

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                          2. Administration of the Plan

         (a) The Plan shall be administered by the Executive Committee or such other Committee (the "Committee"), which shall consist solely of "non-employee directors" as such term is defined in Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), as may be from time to time appointed by the Board of Directors of the Company (the "Board"). The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Plan shall be interpreted in view of the intention that the acquisition and disposition of phantom stock through the Plan is intended to qualify as exempt transactions under Rule 16b-3 promulgated pursuant to Section 16 (said rule, as it may be amended from time to time, being referred to herein as "Rule 16b-3"). All decisions made by the Committee shall be final. All expenses incurred in connection with the administration of the Plan shall be borne by the Company.

         (b) The General Counsel of the Company shall have complete power from time to time to adopt, amend, and rescind such rules or policies as the General Counsel shall deem necessary, appropriate, or prudent in order to comply with or avoid liability under Section 16 or the rules promulgated thereunder from time to time. Without limiting the generality of such authority, the General Counsel may adopt, amend, and rescind rules or policies which may have the effect of adding to, deleting from, or otherwise modifying the terms of the Plan in any respect, provided only that the General Counsel in good faith determines that such


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rules or policies (which may include delaying transactions up to six months) are reasonably likely to further the objective of complying with or lawfully avoiding liability under Section 16 or the rules thereunder. In addition, from time to time the General Counsel may (but need not) adopt, amend, and rescind rules or policies which relax Plan restrictions if and to the extent the General Counsel determines that such restrictions no longer are necessary to conform the Plan to any applicable legal requirements and no longer are appropriate to the prudent and convenient administration of the Plan. Any rules or policies adopted, amended, or rescinded by the General Counsel hereunder shall become effective at such times as the General Counsel may determine, provided that prior to such determination the General Counsel shall consult with the Committee. The General Counsel shall notify the Board promptly of any rules or policies adopted, amended, or rescinded hereunder. The Committee and the Board shall at all times retain the power to annul in whole or part any action taken by the General Counsel hereunder.

                          3. Participation in the Plan

         (a) Participation. Each director of the Company who is not an employee of the Company or any of its subsidiaries ("Outside Directors") may become a participant in the Plan ("Participant").

         (b) Deferral of Director's Fees. An Outside Director may elect to defer all or a designated portion of fees (whether quarterly, per-meeting, special or otherwise) to be paid to such Outside Director for services as a member of the Board by filing with the Committee


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an election to defer receipt of such fees. A Participant may elect to have such deferred fees credited to his or her Plan Account, as described in Section 4(a), in either or both of: (i) Phantom Stock as described in Section 5, or (ii) cash as described in Section 6.

         (c) Time and Manner of Making Elections. (i) Any deferral election which may be made by a Participant under the Plan shall be made prospectively with respect to calendar years (each a "Service Year") and must be made not later than June 30 of any year. Any election shall relate only to fees earned by the Participant after the date of such election. All elections shall be made in the manner and on the form prescribed by the Committee ("Election Form"), and shall become effective on the first day of the first fiscal quarter immediately following such election. (ii) Notwithstanding anything in Section 3(c)(i) to the contrary, a newly elected Outside Director not already a Participant shall have thirty days from the date on which he or she is elected, and any Outside Director shall have thirty days from the effective date of this Amended and Restated Plan, to deliver an Election Form, which shall be effective immediately.

         (d) Nature of Elections. A Participant's election to defer receipt of all or part of his or her director fees shall continue in force and effect for future Service Years unless modified or revoked by such Participant. Any such modification or revocation shall be made not later than December 31, shall be effective as of the first day of the following Service Year, and shall be effective only as to fees earned by the Participant after such modification or revocation. A modification or revocation of an existing deferral election shall be made


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in the manner and form prescribed by the Committee. Notwithstanding the foregoing, a Participant may at any time submit a request to the Committee to modify such Participant's election pursuant to Section 9(a), which request shall be subject to the approval of the Board, which may grant or deny such approval in its sole discretion. Subject to the foregoing, any deferral election (whether in the nature of an initial election, an unrevised continuing election or a revised continuing election) shall become irrevocable upon becoming effective.

                 4. Crediting of Deferred Fees to Plan Accounts

         (a) Establishment of Plan Accounts. The Committee shall cause to be established a memorandum bookkeeping account (the "Plan Account") for each Participant in the Plan. During each fiscal quarter within a Service Year, there shall be credited to each Participant's Plan Account the Participant's deferred fees as of the date director's fees are payable to the Participant, with such deferred fees allocated to cash and/or Phantom Stock as elected by the Participant. Such Plan Account shall also be credited with interest and/or dividend credits, as described in Sections 5 and 6, and debited for payments made as described in Section 8(h).

         (b) Subaccounts. Within each Participant's Plan Account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different payment commencement dates, different modes of payment, or different elections of Phantom Stock and/or cash.


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         (c) Statement of Account. At least once per year, each Participant shall be provided with a statement of his or her Plan Account.

                       5. Stock Election; Dividend Credits

         (a) Election of Phantom Stock Units. To the extent a Participant has elected to defer fees in the form of Phantom Stock, there shall be credited to such Participant's Plan Account as of the date such fees are payable a number of hypothetical shares of stock ("Phantom Stock Units") equal to the number of shares (rounded to the fourth decimal place) of $.01 par value common stock of the Company ("Common Stock") which could have been purchased with such deferred fees, based upon the average of the closing price of Common Stock on the ten trading days preceding such date.

         (b) Cash Dividend Credits. As of each date on which dividends other than stock dividends are paid to holders of Common Stock, there shall be credited to a Participant's Plan Account that number of additional Phantom Stock Units which is equal to the number of shares of Common Stock (rounded to the fourth decimal place) which could have been purchased with such cash dividends (or the fair market value of dividends paid in property other than dividends payable in Common Stock of the Company), based upon the average of the closing price of Common Stock on the ten trading days preceding such date, which the Participant would have received if the Participant had been the owner of a number of shares of Common Stock equal to the number of Phantom Stock Units in the Participant's Plan Account.


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         (c) Changes in Capitalization. If the outstanding shares of Common
Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary dividends) are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, spin-off, split-off or other distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment shall be made in the number of Phantom Stock Units in Participant's Plan Accounts.

                           6. Cash Election; Interest

         To the extent a Participant has elected to defer fees in the form of cash, as of the last day of each fiscal quarter in which a Participant has a cash balance credited to his or her Plan Account, there shall be credited to such Participant's Plan Account a dollar amount equal to simple interest on the cash amount then in such Plan Account (excluding any amounts credited during such quarter) computed at a per annum rate equal to the prime rate published in The Wall Street Journal under the caption "Money Rates" on the last business day of such quarter (or, if such publication is discontinued, such other rate or index as may be selected by the Board in its sole discretion).

                       7. Transfer of Subaccount Balances

         Beginning six months after termination of Board service, a Participant may elect to transfer all or part of such Participant's Plan Account balance from cash to Phantom Stock,


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or vice-versa, by filing notice with the Committee of such election on the form prescribed by the Committee ("Transfer Notice"). Such transfer shall be effected as of the end of the month following the filing of the Transfer Notice. A transfer may also be effected at the request of a Participant upon such terms and conditions as may be imposed by the Committee, if the Committee determines, after consultation with counsel, that such transaction would qualify as an exempt transaction under Rule 16b-3. Cash transferred pursuant to this Section shall be credited as Phantom Stock Units in accordance with Section 5(a), and Phantom Stock Units transferred shall be valued in accordance with Section 8(d)(ii).

                           8. Payment of Deferred Fees

         (a) Payment Election Generally. A Participant may elect the time and the mode (which may either be monthly installment payments not to exceed 120, quarterly installment payments not to exceed 40, annual installment payments not to exceed 10, or a lump sum payment) for payment of amounts credited to his or her Plan Account. Any such elections regarding the time and mode of payment of amounts credited to a Participant's Plan Account shall be irrevocable once made. In the absence of direction by a Participant regarding the time or mode of payment of amounts credited to his or her Plan Accounts, such amounts shall be distributed in a lump sum within three months of the date such amounts become payable. Subject to the provisions of Section 8(b) and Section 8(c), distribution shall be made at the time and in the mode elected by the Participant in his or her Election Form.


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         (b) Payment Upon Death. In the event of a Participant's death, the balance of such Participant's Plan Account, computed as of the date of his death, shall be paid in one lump sum to his or her designated beneficiary within the first three months following the date of such Participant's death. A Participant, by written instrument filed with the Committee in such manner and form as it may prescribe, may designate one or more beneficiaries to receive payment of the amounts credited to his Plan Accounts in the event of his death. Any such beneficiary designation may be changed from time to time prior to the death of the Participant without the consent of any prior beneficiaries. In the absence of a beneficiary designation on file with the Committee at the time of a Participant's death or the death of a designated beneficiary without a designated successor, Participant's estate shall be deemed to be the Participant's designated beneficiary.

         (c) Payment Upon Plan Termination. In the event the Plan is terminated by the Company, the balance of each Participant's Plan Accounts, computed as of the date of such Plan termination, shall be paid to such Participant within three months of such date.

         (d) Valuation of Plan Accounts. For purposes of payment from or transfer between subaccounts of a Plan Account: (i) to the extent a Participant has cash in his or her Plan Account, the value of his or her Plan Account shall be determined by crediting interest on the cash portion of the Plan Account through the day before the date payment is due to the Participant; and (ii) to the extent a Participant has Phantom Stock in his or her Plan Account,


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the value of his or her Plan Account shall be based upon the average of the closing prices of Common Stock on the ten trading days preceding such date.

         (e) Lump Sum Payments. To the extent a Participant elects to have his or her Plan Account distributed in a lump sum, such payment shall be made not more than three months after the date of the event giving rise to such payment.

         (f) Installment Payments. To the extent a Participant elects to have his or her Plan Account distributed in installments, the amount of the first installment shall be a fraction of the value of the Participant's Plan Account, the numerator of which shall be one and the denominator of which shall be the total number of installments elected, and the amount of each subsequent installment shall be a fraction of the value of the Participant's Plan Account (including interest and/or dividends credited pursuant to Sections 5 and 6) on the date preceding each subsequent payment, the numerator of which shall be one and the denominator of which shall be the number of unpaid installments.

         (g) Form of Payment. All payments under the Plan shall be solely in the form of cash. Without limiting the generality of the foregoing, nothing in the Plan shall be construed as giving any Participant any rights as a holder of Common Stock or any other equity security of the Company as a result of such Participant's participation in this Plan or his or her election to credit his or her Plan Account with Phantom Stock.

         (h) Debiting of Plan Accounts. Once an amount has been paid to a Participant or his or her beneficiary, such amount or the Phantom Stock equivalent thereof shall be debited


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from the Participant's Plan Account. In the case of installment payments or other distribution of less than all of the balance of a Plan Account, interest and/or dividend credits shall continue to be credited on the balance remaining in the Plan Account in accordance with Sections 5 and 6.

                              9. Change of Control

         (a) If a Participant so elects in his or her Election Form, upon the occurrence of a "Change of Control" (as such term is defined in the Amended and Restated Stock Option Plan of EnergySouth, Inc.), the balance of such Participant's Plan Accounts shall become immediately payable.

         (b) Notwithstanding any provision of the Plan to the contrary, no amendment, suspension, or termination of the Plan effected after a Change in Control shall operate to reduce, eliminate, or otherwise adversely affect any Participant's or beneficiary's right to receive any payment under the Plan as in effect on the date immediately preceding the date on which the Change in Control occurs. Upon and after a Change in Control, the rights of Participants hereunder shall be fully vested, nonforfeitable contractual rights enforceable by or on behalf of any Participant against the Company or any successor to all or substantially all of the business or assets of the Company.

          10. Prohibition Against Attachment, Assignment or Encumbrance

         To the extent permitted by law, no right, title, interest or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of a Participant or a person


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claiming under a Participant, or be subject to attachment, seizure or other legal process by any creditor of a Participant or any person claiming under a Participant. Except as specifically provided by the Plan, no Participant or any person claiming under a Participant shall have the power to transfer, assign, mortgage, pledge, grant a security interest in, encumber, anticipate or dispose of any right, title, interest or benefit hereunder.

                             11. Nature of the Plan

         (a) The Plan and any election agreements executed thereunder constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions hereof. Neither a Participant nor any person claiming under the Participant shall have any security or other interest in any specific assets of the Company by virtue of this Plan, and the right of any person to receive any distribution hereunder shall be no greater than the right of any unsecured general creditor of the Company. Neither the establishment of the Plan, the crediting of amounts to Plan Accounts nor the setting aside of any funds shall be deemed to create a trust of any kind or create any fiduciary relationship on the part of the Company. The Company at its election may, but shall not be required to, fund the payment of benefits under the Plan by setting aside and investing, in an account on the Company's books, such funds as the Company may from time to time determine. Legal and equitable title to any funds so set aside shall remain in the Company, and no Participant shall have any security or other interest in such funds, and any funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future.


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         (b) Neither the Plan nor any action taken pursuant to the Plan shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain a Participant as a director for any period of time, or at any particular rate of compensation.

         (c) No member of the Board or the Committee and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan, unless attributable to his or her own fraud or willful misconduct, nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

                      12. Amendment and Termination of Plan

         The Company shall have the right to alter or amend the Plan or any part thereof from time to time (including without limitation as provided in Section 2(b)), except the Company shall not make any alteration or amendment which would impair the rights of a Participant with respect to amounts theretofore credited to that Participant's Plan Account. Notice of any such change shall be given to each Participant. The Company may terminate the Plan at any time.

                                13. Miscellaneous

         (a) The Plan and any documents executed in connection therewith shall be construed in accordance with and governed by the laws of the State of Alabama.


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         (b) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         (c) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         (d) Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon each Participant, his or her heirs, executors, and administrators and upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

         This Amended and Restated Plan adopted by the Board of EnergySouth, Inc. on the 28th day of July, 2000.

                                 ENERGYSOUTH, INC.

                                 By  /s/ William J. Hearin
                                    ---------------------------------------
                                    Chairman of the Board of Directors


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